Exhibit 99.1

Boyce Brannock Joins Boards of First National Corporation and First Bank

Strasburg, Virginia (January 11, 2017) --- First National Corporation (the "Company") (OTC:FXNC), announced today the appointment of Boyce Brannock to the Board of Directors of the Company and its wholly-owned banking subsidiary, First Bank (the "Bank").

Mr. Brannock is a graduate of the University of Richmond and the University of Virginia School of Law.  Mr. Brannock is a partner in the law firm of Timberlake, Smith, Thomas & Moses, P.C. in Staunton, Virginia.  His practice concentrates on business law, real estate law, estate planning and commercial transactions.  He has been active in a number of professional organizations, including the Augusta Bar Association, where he was its President from 2004-2005, and the Virginia Bar Association, where he served the Young Lawyers Section.  Mr. Brannock is qualified to appear in Virginia state courts and federal courts including the 4th Circuit Court of Appeals, Eastern and Western District Courts, and both the Eastern and Western District Bankruptcy Courts of Virginia.

As a native of Augusta County, Virginia, Mr. Brannock has a deep history of commitment to his community.  Past community activities include service to Big Brothers-Big Sisters, the Chamber of Commerce, the Staunton Kiwanis Club, and other non-profit organizations, including serving on the Board of Directors for a private foundation which serves the Virginia Museum for Frontier Culture.  He has served on the First Bank regional advisory board since 2016.

Elizabeth H. Cottrell, Chairman of the Board of First National Corporation and First Bank, stated, "We are so pleased to add Boyce Brannock to the boards of both our banking company and its subsidiary, First Bank.  He brings significant experience to the boards, and his service in our newest region in the southern Shenandoah Valley will enhance our commitment to these communities."

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company's future operations and are generally identified by phrases such as "the Company expects," "the Company believes" or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC:FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia.  The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, two loan production offices, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia.  In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS
Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com